Exhibit 5.1

[Letterhead of Jones Day]

October 5, 2010

Guided Therapeutics, Inc.
583 Peachtree Corners East, Suite D
Norcross, Georgia  30092

Re:	Registration on Form S-1 of 29,832,949 Shares of Common Stock of Guided Therapeutics, Inc.

Ladies and Gentlemen:

We have acted as counsel for Guided Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time, on a delayed basis, by certain of the Company’s security holders, of 29,832,949 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issuable upon exercise of certain Common Stock Warrants issued by the Company (collectively, the “Warrants”), in each case beneficially owned by the selling security holders identified in the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Securities Act”) and to which this opinion has been filed as an exhibit.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.  Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been authorized by all necessary corporate action of the Company and, when issued upon exercise of the Warrants pursuant to the terms and conditions of the Warrants, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/  Jones Day